UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2007

UNIVERSAL AMERICAN FINANCIAL CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190
Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Credit Agreement

Generally

On September 18, 2007, Universal American Financial Corp. (the “Company” or “Universal American”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer (the “Agent”).

The Credit Agreement provides Universal American, as borrower, with a $350 million term loan (the “Term Loan”) and a $150 million revolving credit facility (which includes a $150 million letter of credit sub-facility and a $10 million swing line loan sub-facility) (the “Revolving Credit Facility”).  The Credit Agreement also provides Universal American with the ability to request an increase of the term loan facility and the revolving credit facility, and additional term facilities, in an aggregate amount not to exceed $100 million.

Use of Proceeds

The Company borrowed the full amount of the Term Loan under the Credit Agreement on September 18, 2007, at which time the Company used a portion of the proceeds to refinance existing indebtedness and to pay transaction fees and expenses, and deposited the remainder into escrow pursuant to the escrow arrangement described in Item 8.01 below.  Upon release of the funds from escrow, the Company will use part of the proceeds as one of the sources of funds to pay consideration to the shareholders of MemberHealth, Inc. (“MemberHealth”) in connection with Universal American’s acquisition of MemberHealth, pay transaction fees and expenses and refinance other existing indebtedness of Universal American and MemberHealth.  Up to $10 million of the Revolving Credit Facility will be available to fund the foregoing acquisition consideration, transaction costs and refinancing with the remaining amount available to provide working capital for Universal American and its subsidiaries, and for other general corporate purposes.

Maturity

Each of the Term Loan and the loans under the Revolving Credit Facility will mature on September 18, 2012.

Interest Rates and Fees

Amounts borrowed by Universal American under the Credit Agreement will, at the option of Universal American, bear interest at the following rates: (a) a Eurodollar rate, which is equal to (i) for the applicable interest period selected by Universal American of 1, 2, 3 or 6 months or, if available, 9 or 12 months, the British Bankers Association LIBOR Rate as published by Reuters (or if such source is not available, a commercially available source chosen by the Agent), plus (ii) a margin of 0.875, 0.750 or 0.625% (depending on the consolidated leverage ratio of the borrower, subject to certain exceptions); or (b) an alternate base rate, (i) which will be the sum of the higher of (x) the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable day, as published by the Federal Reserve Bank of New York on the following business day, plus (ii) a margin of .50%, and (y) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”.

Universal American will be required to pay a quarterly letter of credit fee on the aggregate outstanding amounts of letters of credit equal to the margin attributable to the Eurodollar-based interest rate described above plus a fronting fee. Universal American will also pay a quarterly commitment fee equal to 0.150% per annum on the undrawn portion of the Revolving Credit Facility, with stepdowns to 0.125% per annum and 0.100% per annum if the consolidated leverage ratio of the borrower and its subsidiaries remains below certain thresholds (subject to limited exceptions).

Prepayments

Under the Credit Agreement, Universal American is required to prepay outstanding Term Loans and loans under the Revolving Credit Facility, among other things and subject to certain exceptions, with:

•

the net cash proceeds from sales of property and assets of Universal American and its subsidiaries (excluding, among other things, sales of inventory in the ordinary course of business), subject to specified limitations and thresholds and only if a Rating Condition (as defined in the Credit Agreement) exists at the time such thresholds are met; and

•

at the end of each fiscal year, if a Rating Condition exists at the end of such fiscal year, the Excess Cash Flow (as defined in the Credit Agreement) of Universal American and its subsidiaries multiplied by 50%, 25% or 0% (depending on the consolidated leverage ratio of Universal American and its subsidiaries).

In addition, Universal American may, upon prior notice, prepay borrowings of the Term Loan and the Revolving Credit Facility (or any additional term loans) under the Credit Agreement in full or in part without premium or penalty. Any prepayment with respect to a Eurodollar-based loan must include reimbursement for any funding losses of the lenders resulting from the prepayment. Universal American may also voluntarily reduce the unutilized portion of the commitments under the Revolving Credit Facility without premium or penalty.

Amortization

Universal American is required to make scheduled quarterly payments on the Term Loans equal to 0.25% of the initial aggregate principal amount of the Term Loans, with the balance due at maturity.

Covenants and Events of Default

The Credit Agreement contains various negative covenants, subject to specified exceptions, including (among other things) limitations on: (a) indebtedness; (b) liens; (c) mergers, consolidations and liquidations; (d) sales of assets; (e) dividends and distributions or repurchases of equity securities; (f) investments, loans and advances and (g) changes in the nature of Universal American’s business.  Universal American is also required to maintain its consolidated leverage ratio below specified levels and to maintain the risk based capital ratio of specified subsidiaries which are regulated insurance companies above specified levels.  In addition, the Credit Agreement also contains affirmative covenants which require Universal American, among other things, to provide the Agent, on a periodic basis, with its financial statements, notify the Agent of occurrence of specified events, maintain a specified level of insurance and comply with laws.

The Credit Agreement includes customary representations and warranties, affirmative covenants, and events of default, including, but not limited to, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to specified indebtedness, events of bankruptcy, events under the Employee Retirement Income Security Act of 1974, material judgments, the invalidity of the documentation with respect to the Credit Agreement in any material respect and the occurrence of a change of control.  If an event of default occurs, the lenders under the Credit Agreement will be entitled to take specified actions, including, but not limited to, the acceleration of all amounts due under the Credit Agreement.

Guarantees and Collateral

The obligations of Universal American under the Credit Agreement are guaranteed by specified subsidiaries of Universal American pursuant to the Subsidiary Guaranty Agreement, dated September 18, 2007 (the “Guarantee Agreement”), by and among the subsidiary guarantors party thereto and the Agent.  Universal American and specified subsidiaries are also party to a Pledge Agreement, dated September 18, 2007, with the Agent under which, during the occurrence and existence of a Rating Condition, Universal American’s obligations under the Credit Agreement will be secured by a lien in, subject to specified exceptions, all shares of capital stock or other ownership interest held by Universal American and the subsidiary guarantors in specified directly owned subsidiaries (except in the case of a foreign entity, which will be limited to 65% of the outstanding of capital stock of or other ownership interest of such foreign entity).

Relationship between Parties

Some of the lenders and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to Universal American and its subsidiaries.  Such lenders and other parties have received, and may in the future receive, customary compensation from Universal American and its subsidiaries for such services.

Item 1.02.   Termination of a Material Definitive Agreement

On September 18, 2007, each of the (i) Amended and Restated Credit Agreement, dated as of May 28, 2004, as amended, among Universal American, Bank of America, N.A., as administrative agent, and a syndicate of lenders, and (ii) Credit Agreement, dated as of January 18, 2007, as amended, between Universal American and Bank of America, N.A., was terminated.  On September 18, 2007, following such termination, there was no outstanding amount due under either of the forgoing agreements.   Some of the lenders and other parties to the foregoing agreements, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to Universal American and its subsidiaries.  Such lenders and other parties have received, and may in the future receive, customary compensation from Universal American and its subsidiaries for such services.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.   Other Events

On September 18, 2007, Universal American issued a press release announcing that (i) it has received all necessary approvals to complete its acquisition of MemberHealth, and that all material conditions to the acquisition have been met, and (ii) the parties to the acquisition and Universal American’s equity and debt financing sources have placed the acquisition consideration and other closing documents into escrow.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Important Additional Information Regarding the acquisition of MemberHealth has been Filed with the SEC:

On July 19, 2007, Universal American filed a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with, among other things, the acquisition of MemberHealth described above.  INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND MEMBERHEALTH.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Universal American’s security holders and other interested parties may also obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to Legal Department, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York, 10573, telephone (914) 934-5200, or from Universal American’s website, www.uafc.com.

Item 9.01.   Financial Statements and Exhibits

The following document is included as an exhibit to this report:

Exhibit No.	Exhibit Title

99.1	Press Release dated September 18, 2007.

The information contained herein (including the exhibit) and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN FINANCIAL CORP.

By:	/s/ Robert A. Waegelein
Robert A. Waegelein
Executive Vice President and
Chief Financial Officer

Date:  September 19, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Press Release dated September 18, 2007.